Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Investment Trust of our reports dated December 13, 2019 and December 20,2019 relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Policy Regarding Disclosure of Portfolio Holdings" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2020

Appendix A

Fund Name	Opinion Date
John Hancock Balanced Fund	12/13/2019
John Hancock Disciplined Value International Fund	12/13/2019
John Hancock Fundamental Large Cap Core Fund	12/13/2019
John Hancock Infrastructure Fund	12/13/2019
John Hancock Small Cap Core Fund	12/13/2019
John Hancock Diversified Macro Fund	12/20/2019
John Hancock Emerging Markets Equity Fund	12/20/2019
John Hancock ESG All Cap Core Fund	12/20/2019
John Hancock ESG International Equity Fund	12/20/2019
John Hancock ESG Large Cap Core Fund	12/20/2019
John Hancock Global Thematic Opportunities Fund	12/20/2019
John Hancock International Dynamic Growth Fund	12/20/2019
John Hancock Seaport Long/Short Fund	12/20/2019